                                                                  EXHIBIT 3.1(b)

                             [STATE OF CALIFORNIA]
                              SECRETARY OF STATE


                             CORPORATION DIVISION



     I, BILL JONES, Secretary of State of the State of California, hereby certify:

     That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

                                      IN WITNESS WHEREOF, I execute
                                           this certificate and affix the Great
                                           Seal of the State of California this

                                                          JUN 30 1995
                                                -------------------------------


[THE GREAT SEAL OF THE STATE OF                         /s/ BILL JONES
          CALIFORNIA]
                                                       Secretary of State

                          CERTIFICATE OF AMENDMENT
                                     OF
                          ARTICLES OF INCORPORATION

                     FIRST CONCORD ACCEPTANCE CORPORATION


Philip Walden and Anthony E. Maniscalco, II, certify that:

1. They are the President and the Secretary respectively, of First Concord Acceptance Corporation, a California corporation.

2. Article I of the articles of incorporation of this corporation is amended to read as follows:

                                       I

     The name of the corporation shall be Imperial Business Credit, Inc.

3. The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

4. The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is One Thousand. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: June 28, 1995



                                       /s/ Philip Walden
                                       -----------------------------------------
                                       Philip Walden, President


                                       /s/ Anthony E. Maniscalco
                                       -----------------------------------------
                                       Anthony E. Maniscalco, II, Secretary

                             [STATE OF CALIFORNIA]
                              SECRETARY OF STATE


                             CORPORATION DIVISION



     I, BILL JONES, Secretary of State of the State of California, hereby certify:

     That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

                                      IN WITNESS WHEREOF, I execute
                                           this certificate and affix the Great
                                           Seal of the State of California this

                                                          JUN 15 1995
                                                -------------------------------


[THE GREAT SEAL OF THE STATE OF                         /s/ BILL JONES
          CALIFORNIA]
                                                        Secretary of State

                           CERTIFICATE OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION

                            FCAC NEWCO CORPORATION
                           a California corporation


Philip Walden and Anthony E. Maniscalco, II, certify that:

1. They are the President and the Secretary respectively, of FCAC NEWCO CORPORATION, a California corporation.

2. Article I of the articles of incorporation of this corporation is amended to read as follows:

                                       I

    The name of the corporation shall be First Concord Acceptance Corporation.

3. The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

4. The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is One Thousand. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:  June 12, 1995

                                        /s/ Philip Walden
                                       --------------------------------------
                                       Philip Walden, President


                                        /s/ Anthony E. Maniscalco
                                       --------------------------------------
                                       Anthony E. Maniscalco, II, Secretary

                           ARTICLES OF INCORPORATION

                                      OF

                            FCAC NEWCO CORPORATION

                                       I

            The name of this corporation is FCAC NEWCO CORPORATION.

                                      II

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the general Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III

The name and address in the State of California of this corporation's initial agent for the service of process is:

                                WAYNE SNAVELEY
                          21371 Irvine Ave., Ste. 104
                               Irvine, CA 92707

                                      IV

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 1000.

                                       V

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                      VI

The corporation is authorized to indemnify the directors and officers of the corporation to fullest extent permissible under California Law.

Dated: May 26, 1995

                                      /s/ Pam Martin
                                     ------------------------
                                     Pam Martin, Incorporator